SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2007

MS Structured Asset Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16443, 333-64879	13-4026700
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

1585 Broadway, Second Floor New York, New York Attention: Madhu Philips	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-761-2520

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8      Other Events

Item 8.01	Other Events

On February 2, 2007, in response to the termination of reporting obligations by AT&T Mobility LLC under the Securities and Exchange Act of 1934 (the “Exchange Act”), a Trust Wind-Up Event occurred. The Trust Agreement governing the Units provides that MS Structured Asset Corporation (“MSSAC”) together with LaSalle Bank, in its capacity as trustee for the SATURNS 2002-8 Trust (the “Trust”), will approve and conduct an auction for the Underlying Securities in exchange for the Units in accordance with the terms of the Trust Agreement governing the Units. However, pursuant to the attached undertaking, the Call Option holder in relation to the Underlying Securities has undertaken to pay an amount at least equal to par of the Units, which renders an auction unnecessary. As a result, Unitholders will receive the par value of each Unit upon settlement of the liquidation, which is expected to occur on or about February 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 5, 2007

MS STRUCTURED ASSET CORP.

(Registrant)

By:      /s/ Madhu Philips

Name: Madhu Philips

Title:   Vice President